UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

HSN, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34061	26-2590893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 HSN Drive, St. Petersburg, Florida 33729	33729
(Address of principal executive offices)	(Zip Code)

(727) 872-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2013, the Board of Directors of HSN, Inc., a Delaware corporation (the “Company”), increased the size of the Board from nine to ten and appointed Matthew Rubel as an additional member of the Board of Directors.

Mr. Rubel currently serves as a Senior Advisor with TPG Capital, a leading global private investment firm with over $50 billion of capital under management. Until 2011, Mr. Rubel was the Chairman, President and Chief Executive Officer of Collective Brands, Inc., the holding company for Payless ShoeSource, Collective Brands Performance Lifestyle Group and Collective Licensing International and a leader in lifestyle, fashion and performance brands for footwear and related accessories. Mr. Rubel joined Collective Brands in 2005 as Chief Executive Officer and President. Among many qualifications, Mr. Rubel brings significant retail and branding experience and experience as a chief executive officer of a large public company, including managing a significant business transformation.

Mr. Rubel is a member of the board of directors of SUPERVALU Inc., grocery industry leader, providing supply chain and wholesale distribution services, as well as serving customers through more than 3,400 owned, licensed, franchised and affiliated stores across the United States, and serves as Chairman of its Leadership Development and Compensation Committee. Mr. Rubel is also a director and serves as Chairman of the Governance Committee for Hudson’s Bay Company, an owner and operator of department and other specialty stores in Canada and the United States. From 2005 until 2011, Mr. Rubel was a director of Collective Brands, Inc., and from 2006 to 2008, Mr. Rubel was a director of Furniture Brands International, Inc., a company that designs, manufactures, sources and sells home furnishings.

A copy of the press release announcing the election of Mr. Rubel to the Company’s Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

There was no arrangement or understanding between Mr. Rubel and any other person pursuant to which he was selected as a director. There is no family relationship between Mr. Rubel and any of the Company’s other directors or executive officers. Mr. Rubel does not have any direct or indirect material interest in any transaction in which the Company is a participant where the amount involved exceeds $120,000. Mr. Rubel will receive cash compensation for his services as a member of the Board of Directors in accordance with the Company’s director compensation policy approved effective August 20, 2008, as amended, and described in the Company’s most recent Proxy Statement filed with the U.S. Securities and Exchange Commission on March 25, 2013.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated September 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSN, Inc.

Date: September 17, 2013	By:	/s/ Judy A. Schmeling
Judy A. Schmeling,
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Released dated September 17, 2013.